EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No 82 to the Registration Statement (File Nos. 2-14677 and 811-859) (the “Registration Statement”) of Massachusetts Investors Growth Stock Fund (the “Registrant”), of my opinion dated January 23, 2006, appearing in Registrant’s Registration Statement No. 79 which was filed with the Securities and Exchange Commission on January 27, 2006

CHRISTOPHER R. BOHANE
Christopher R. Bohane
Assistant Clerk and Assistant Secretary

Boston, Massachusetts

March 27, 2009